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                                                               Exhibit 99.(n)(2)

                        [SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 26, 2004


COUNTRY Investors Life Assurance Company
1701 N. Towanda Avenue
Bloomington, Illinois, 61702-2000

         Re:   COUNTRY Investors Variable Life Account
               (File No. 333-106757)
               ---------------------------------------

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 1 to the Registration Statement on Form N-6 (File No. 333-106757) for COUNTRY Investors Variable Life Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By: /s/ Stephen E. Roth
                                                -------------------
                                                    Stephen E. Roth